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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 12, 1998 covering the consolidated financial statements of Innovative Gaming Corporation of America and Subsidiary as of December 31, 1997 and for the two years then ended, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-73764, 333-06669, 333-37813 and 333-37815) and on Form S-3 (File No.
333-53893).



                                        ARTHUR ANDERSEN LLP


Las Vegas, Nevada
March 30, 1999